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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     INFORMATION REQUIRED IN PROXY STATEMENT

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [ ]      Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-12

                               CLARUS CORPORATION
                (Name of Registrant as Specified in its Charter)

                                WARREN B. KANDERS
                                BURTT R. EHRLICH
                                NICHOLAS SOKOLOW
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

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                       CLARUS STOCKHOLDER GROUP COMMENCES
                                  PROXY CONTEST

FOR IMMEDIATE RELEASE:

     Greenwich, Connecticut, April 24, 2002. Warren B. Kanders, Burtt R. Ehrlich and Nicholas Sokolow, collectively the holders of approximately 5.5% of the outstanding common stock of Clarus Corporation (NASDAQ: CLRS) (the "Company") announced that, in order to preserve and enhance stockholder value, they have filed a preliminary proxy statement with the SEC (the "Commission") seeking their election to Clarus' Board of Directors in lieu of management's nominees at Clarus' annual meeting of stockholders. The group's nominees, all of whom are successful and well-respected members of the business and legal community, are seeking to implement strategic alternatives to enhance long-term stockholder value.

     Mr. Kanders, noting the Company's recent dismal performance and the decline in stockholder value, stated: "We believe that unless changes are made right now, the value of the Company will continue to erode. We do not regularly seek to enter into proxy contests with incumbent management, and we do not take these steps lightly. We have tried to present our ideas for increasing stockholder value to management and current Board members, but have been rebuffed. We are confident that our nominees possess the experience, intelligence and ingenuity required to lead Clarus out of its current difficulties".

     This press release is not a proxy statement, nor is it a solicitation of any proxy. Any such solicitation will be made only by a written definitive proxy solicitation statement (the "definitive proxy statement"), duly filed with the Commission.

     Messrs. Kanders, Ehrlich and Sokolow have filed a preliminary proxy statement (the "preliminary proxy statement") with the Commission. Please read the preliminary proxy statement carefully because it contains important information, including information regarding Messrs. Kanders, Ehrlich and Sokolow. You may obtain a free copy of this press release, the preliminary proxy statement and, when available, the definitive proxy statement, at the Commission's web site at http://www.sec.gov. A free copy of this press release, the preliminary proxy statement and, when available, the definitive consent statement, may also be obtained from MacKenzie Partners, Inc., at 105 Madison Avenue, New York, NY 10016, toll free telephone number: (800) 322-2885.

CONTACT:  LARRY DENNEDY
          MACKENZIE PARTNERS, INC.
          212-929-5500